Exhibit 99.1

SupportSoft Reports Second Quarter Results

License Revenue Grows 69 Percent; New Consumer Relationships Established

REDWOOD CITY, Calif., July 26, 2007 — SupportSoft, Inc. (NASDAQ: SPRT), a leading provider of software and services for technology problem resolution, today reported unaudited financial results for its second quarter ended June 30, 2007.

Total revenue for the second quarter of 2007 was $13.4 million, an increase of 25 percent from $10.8 million in the second quarter of 2006. License revenue for the second quarter of 2007 was $5.9 million, up 69 percent from $3.5 million in the second quarter of 2006. Services revenue for the second quarter of 2007 was $3.6 million, up 7 percent from $3.4 million in the second quarter of 2006. Maintenance revenue was $3.9 million for the second quarter of both 2007 and 2006.

Non-GAAP net loss for the second quarter of 2007 was $3.6 million, or $(0.08) per share, compared to a non-GAAP net loss of $1.7 million, or $(0.04) per share, in the second quarter of 2006. Non-GAAP results exclude stock compensation expense of $1.3 million and $862,000 for the second quarter of 2007 and the second quarter of 2006, respectively. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

On a GAAP basis, net loss for the second quarter of 2007 was $4.9 million, or $(0.11) per share, compared to a net loss of $2.5 million, or $(0.06) per share, in the second quarter of 2006.

Cash and marketable securities at June 30, 2007 was $114.9 million, compared to $119.9 million at December 31, 2006.

“Expansion of relationships with key customers drove strong revenue growth in our traditional markets in Q2,” said Josh Pickus, President and CEO of SupportSoft.  “Equally important, establishment of new relationships in our consumer business strengthened our platform for future growth.”

Recent Highlights

•                  Large PC manufacturer increases investment in SupportSoft technologies

•                  Significant U.S. retailer selects support.com for new technology services offering

•                  Leading operating system supplier extends license relationship with SupportSoft

•                  Major small business credit card issuer selects support.com to offer consumer technology support services to cardmembers

•                  Two additional communications providers choose support.com to deliver  consumer technology support services

Financial Outlook

For the third quarter of 2007, SupportSoft currently expects total revenue of $12 million to $13 million and a non-GAAP net loss of $(0.09) to $(0.11) per share. Our third quarter outlook reflects seasonality we expect in international markets.  For the full year, the Company expects total revenues of $54 million to $55 million and a non-GAAP net loss of $(0.31) to $(0.35) per share.  Our full year outlook is based upon, among other things, a material contribution from our consumer operations in the final quarter of the year.

Conference Call

SupportSoft will host a conference call discussing the Company’s second quarter 2007 results on Thursday, July 26, 2007 starting at 4:30 p.m. EDT (1:30 p.m. PDT). A live webcast of the call will be available on the Investor Relations section of the Company’s web site at http://www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website or by dialing (617) 801-6888 and entering passcode 8872-3243.

About SupportSoft

SupportSoft is a leading provider of software and services for technology problem resolution. The Company’s solutions reduce technology support costs, improve customer satisfaction and enable new revenue streams for companies reaching 50 million users worldwide. The Company has expanded its offerings and now provides Instant Technology Relief (SM) to frustrating technology problems directly to consumers through http://www.support.com/. For more information about the Company and its corporate offerings, visit http://supportsoft.com/; for Instant Technology Relief (SM) to consumer technology problems, visit http://www.support.com/ or dial 1-800-PC-SUPPORT.

Cautionary Note Regarding Forward Looking Statements

This press release and the related conference call contain forward-looking statements regarding our business and expected future performance within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  We are subject to many risks and uncertainties that may materially affect our business and future performance and cause those forward-looking statements to be inaccurate.  All statements in this report, other than statements that are purely historical, are forward-looking statements.  Words such as “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “forecasts,” “estimates” and similar expressions often identify such forward- looking statements. In this press release and the related conference call, forward-looking statements include, without limitation, the following: the Company’s expected future revenue for the third quarter and full year; loss per share for the third quarter and the full year; anticipated features and benefits of the Company’s products and services; expectations regarding our collaboration with partners and the anticipated impact of those relationships on our business; anticipated material contribution to our revenue from our consumer operations; our beliefs regarding seasonality, mix of revenue, and other trends for our business; assessments of the Company’s future growth; and the Company’s future plans, investments and opportunities.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: our dependence on our third-party alliances to help us provide our software and services to consumers; delays or cancellation of third-party programs that include our software and services could decrease our revenues; our ability to achieve broad adoption and acceptance of our offerings; the potential for a decrease in revenue caused by our reliance on a few large transactions in any period; long sales cycles; the ability of our software to operate with hardware and software platforms that are used by our customers now or in the future; our ability to compete successfully in the support automation software market and in the consumer technology support market; our limited experience in servicing consumers directly; our ability to manage rapid headcount growth and outsourced facilities; our ability to profitably manage our professional services organization; expectations regarding our international business; fluctuation in our quarterly results; diversion of management attention to litigation matters or strategic matters; our ability to accurately predict performance; our ability to attract and retain key employees; our ability to obtain sufficient patent protection; the uncertain economic conditions in the United States and in international markets; a determination, upon completion of further quarterly closing and review procedures, that the financial results for the second quarter are different than the results set forth in this press release; as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Quarterly Report on Form 10-Q filed with the SEC on May 9, 2007. You can locate these filings on the Investor Relations page of our website, http://www.supportsoft.com/investors. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to publicly revise or update any forward-looking statement for any reason.

Disclosure Regarding Non-GAAP Financial Measures

SupportSoft has excluded stock-based compensation expense from its GAAP results in order to determine the non-GAAP financial measures of net income/loss and net income/loss per share.

We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. SupportSoft uses these non-GAAP financial measures internally to evaluate its performance from period to period and against the performance of other software companies which present similar non-GAAP financial measures. We also believe that investors benefit from seeing “through the eyes of management” as our internal plans and incentive compensation programs are based on the non- GAAP financial measures we present in this press release. SupportSoft also believes the non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow SupportSoft, all of whom present non-GAAP projections in their published reports.

The economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, the Company’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities and reliance solely on non-GAAP measures may lead management to make business decisions with unanticipated economic consequences on the Company’s GAAP financial results. We compensate for this limitation by not relying exclusively on non-GAAP financial measures to make business decisions. We also continuously re-evaluate which non-GAAP measures are appropriate.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
License	$5,891	$3,483	$9,138	$5,534
Maintenance	3,910	3,893	7,834	7,822
Services	3,632	3,388	6,887	5,645
Total revenues	13,433	10,764	23,859	19,001

Costs and expenses:
Cost of license	52	109	90	214
Cost of maintenance	661	261	1,299	514
Cost of services	5,170	3,083	9,654	5,973
Amortization of intangible assets	272	272	544	544
Research and development	2,434	2,332	4,705	4,856
Sales and marketing	8,662	5,847	16,122	10,981
General and administrative	2,501	2,859	5,024	4,989

Total costs and expenses	19,752	14,763	37,438	28,071

Loss from operations	(6,319)	(3,999)	(13,579)	(9,070)

Interest income and other, net	1,531	1,557	3,384	2,862

Loss before income taxes	(4,788)	(2,442)	(10,195)	(6,208)

Provision for income taxes	(131)	(94)	(346)	(260)

Net loss	$(4,919)	$(2,536)	$(10,541)	$(6,468)

Net loss per share:
Basic	$(0.11)	$(0.06)	$(0.23)	$(0.15)
Diluted	$(0.11)	$(0.06)	$(0.23)	$(0.15)

Shares used in computing per share amounts:
Basic	45,476	44,009	45,213	43,922
Diluted	45,476	44,009	45,213	43,922

2007 amounts are subject to completion of management’s and its independent auditor’s customary closing and review procedures.

SUPPORTSOFT, INC.

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

GAAP costs and expenses	$19,752	$14,763	$37,438	$28,071
Total stock-based compensation	(1,319)	(862)	(2,503)	(1,523)
Non-GAAP costs and expenses	18,433	13,901	34,935	26,548

Detail of costs and operating expenses:
GAAP cost of maintenance	661	261	1,299	514
Stock-based compensation	(22)	(3)	(38)	(5)
Non-GAAP cost of maintenance	639	258	1,261	509

GAAP cost of services	5,170	3,083	9,654	5,973
Stock-based compensation	(187)	(57)	(371)	(118)
Non-GAAP cost of services	4,983	3,026	9,283	5,855

GAAP research and development expense	2,434	2,332	4,705	4,856
Stock-based compensation	(122)	(113)	(238)	(218)
Non-GAAP research and development expense	2,312	2,219	4,467	4,638

GAAP sales and marketing expense	8,662	5,847	16,122	10,981
Stock-based compensation	(484)	(188)	(938)	(373)
Non-GAAP sales and marketing expense	8,178	5,659	15,184	10,608

GAAP general and administrative expense	2,501	2,859	5,024	4,989
Stock-based compensation	(504)	(501)	(918)	(809)
Non-GAAP general and administrative expense	1,997	2,358	4,106	4,180

GAAP loss from operations	(6,319)	(3,999)	(13,579)	(9,070)
Total stock-based compensation	1,319	862	2,503	1,523
Non-GAAP loss from operations	(5,000)	(3,137)	(11,076)	(7,547)

GAAP loss before income taxes	(4,788)	(2,442)	(10,195)	(6,208)
Total stock-based compensation	1,319	862	2,503	1,523
Non-GAAP loss before income taxes	(3,469)	(1,580)	(7,692)	(4,685)

GAAP net loss	$(4,919)	$(2,536)	$(10,541)	$(6,468)
Total stock-based compensation	1,319	862	2,503	1,523
Non-GAAP net loss	$(3,600)	$(1,674)	$(8,038)	$(4,945)

Basic net loss per share
GAAP	$(0.11)	$(0.06)	$(0.23)	$(0.15)
Non-GAAP	$(0.08)	$(0.04)	$(0.18)	$(0.11)

Diluted net loss per share
GAAP	$(0.11)	$(0.06)	$(0.23)	$(0.15)
Non-GAAP	$(0.08)	$(0.04)	$(0.18)	$(0.11)

Shares used in computing per share amounts
Basic	45,476	44,009	45,213	43,922
Diluted	45,476	44,009	45,213	43,922

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense from the GAAP financial results. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

2007 amounts are subject to completion of management’s and its independent auditor’s customary closing and review procedures.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and marketable securities	$114,857	$119,891
Accounts receivable, net	11,499	15,144
Prepaid expenses and other current assets	2,389	2,894
Total current assets	128,745	137,929
Property and equipment, net	2,445	937
Goodwill	9,792	9,792
Intangible assets, net	2,610	3,155
Other assets	857	792

Total assets	$144,449	$152,605

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$3,612	$2,443
Other accrued liabilities	3,831	3,813
Deferred revenue	8,320	13,613
Other long-term liabilities	696	233
Total liabilities	$16,459	$20,102

Stockholders’ equity:
Common stock	$4	$4
Additional paid-in-capital	208,497	202,440
Accumulated other comprehensive loss	(780)	(751)
Accumulated deficit	(79,731)	(69,190)
Total stockholders’ equity	$127,990	$132,503

Total liabilities and stockholders’ equity	$144,449	$152,605

2007 amounts are subject to completion of management’s and its independent auditor’s customary closing and review procedures.

CONTACT:

Investors
Carolyn Bass or Zach Barnes
Market Street Partners
+1-415-445-3235
sprt@marketstreetpartners.com

Media
Jennifer Massaro
SupportSoft, Inc.
+1-650-556-8596
pr@supportsoft.com